Table of Contents

As filed with the U.S. Securities and Exchange Commission on September 16, 2025

Registration No. 333-287896

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

CYBRIATECH INC.

(Exact name of registrant as specified in its charter)

Nevada	8742	93-4907746
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

B2, 6/F, Phase-2 Hang Fung Industrial Building

2G, Hok Yuen Street, Hung Hom, Kowloon

Hong Kong

+852-5200-2885

(Address and telephone number, including area code, of registrant’s principal executive office)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

SUBJECT TO COMPLETION, DATED [*], 2025

PRELIMINARY PROSPECTUS

CYBRIATECH INC.

2,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Cybriatech Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB, we cannot quantify the likelihood that this will be the case. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In this public offering we, “Cybriatech Inc.” are offering 2,000,000 shares of our common stock. The offering is being made on a self- underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Mr. Hongyan Yu, who is deemed to be an underwriter of this offering. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. Mr. Hongyan Yu will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.1 per share for the duration of the Offering. Assuming all of the 2,000,000 shares being offered by the Company are sold, the Company will receive $200,000 in net proceeds. Assuming 1,500,000 shares (75%) being offered by the Company are sold, the Company will receive $150,000 in net proceeds. Assuming 1,000,000 shares (50%) being offered by the Company are sold, the Company will receive $100,000 in net proceeds. Assuming 500,000 shares (25%) being offered by the Company are sold, the Company will receive $50,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company's business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

Cybriatech Inc. offers marketing consulting services, including diagnosing marketing strategy options; marketing strategy development; branding and positioning; digital marketing; marketing analytics; content marketing; training and workshops.

We are an early stage, emerging growth company incorporated in Nevada with operations in Hong Kong. We conduct our operations in Hong Kong directly through Cybriatech Inc., a Nevada holding company. We are not a Chinese or Hong Kong operating company. Currently we do not have any subsidiary, and do not have any variable interest entity (“VIE”) in our corporate structure. This holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the common stock we have listed, which could cause the value of our common stock to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — PRC regulatory authorities could disallow our holding company structure”.

Hong Kong is a special administrative region of the People’s Republic of China (“PRC”) and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “One country, Two systems”. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain”.

i

Our investors will hold shares of Cybriatech Inc., a company incorporated in the State of Nevada in the United States, and may never hold equity interests in any Chinese operating company.

We are aware that the PRC government recently initiated a series of statements and regulatory actions and new policies to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, exerting more control over offerings conducted overseas and/or foreign investment in China-based issuers, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and relevant five guidelines, which will become effective on March 31, 2023, and will require PRC domestic companies that seek to offer securities or list in overseas markets, either directly or indirectly, to fulfill the filing procedure with the CSRC.

Under the CSRC Filing Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules within three working days following their submission of initial public offerings or listing application. Furthermore, pursuant to the CSRC Filing Rules, if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering and listings by a Mainland China company and such issuer shall fulfil the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Mainland China.

As advised by our PRC counsel, Guangdong Shenmou Law Firm, as of the date of this prospectus, we are not subject to the CSRC Filing Rules or are required to obtain any permission or approval from the CSRC or go through the filing procedures under the CSRC Filing Rules before our common stock can be listed on the U.S. exchanges or offered in the U.S., on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China; (ii) the Company does not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iv) the Company has not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; and (v) the sole officer and director does not have his usual place of residence located in mainland China. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

As advised by our PRC counsel, Guangdong Shenmou Law Firm, as of the date of this prospectus, we believe the Company will not be deemed to be an “operator of critical information infrastructure, or any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC or any other PRC authorities to operate our business or list on the U.S. exchanges and offer securities, on the basis that (i) as of date of this prospectus, the Company possesses personal information of less than 1 million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC; (ii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iii) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review.

ii

We have also been advised by Guangdong Shenmou Law Firm, our PRC counsel, that uncertainties still exist, due to the possibility that applicable laws, regulations, or interpretations in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or any other PRC authorities and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, our operations in Hong Kong and our ability to offer or continue to offer securities to investors could significantly be limited or completely hindered, and the value of such securities could significantly decline or be worthless. In addition, if applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines and penalties, proceedings against us, and other forms of sanctions, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to conduct our business or accept foreign investments, ability to offer or continue to offer common stock to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our common stock may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our common stock. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer common stock to investors and cause the value of our common stock to significantly decline or be worthless”.

While we believe Hong Kong's legal system is renowned for its stability and adherence to the common law principles, the ongoing political uncertainties in both China and Hong Kong could potentially pose challenges to this established legal framework. The “one country, two systems” principle, which delineates a high degree of autonomy for Hong Kong, has faced increasing scrutiny and challenges in recent years. The political landscape and evolving relations between the Chinese central government and Hong Kong authorities have led to concerns about potential impacts on the legal system. Political uncertainties, particularly those arising from changes in the interpretation and application of the Basic Law by the National People's Congress Standing Committee in Beijing, have created an environment where the autonomy and independence of Hong Kong's legal system may be subject to reassessment. The imposition of national security laws in Hong Kong and other legislative changes has raised questions about the potential influence of mainland China on Hong Kong's legal processes. While the legal system in Hong Kong remains distinct, the broader political context has raised concerns about potential implications for judicial independence, the rule of law, and the enforceability of civil liabilities. The perceived erosion of autonomy in Hong Kong could impact the overall business environment, introducing uncertainties for companies operating in the region.

Our common stock may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

iii

Our auditor, Simon & Edward, LLP, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”), is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Simon & Edward, LLP’s compliance with applicable professional standards. Simon & Edward, LLP is headquartered in Los Angeles, CA., and can be inspected by the PCAOB. Simon & Edward, LLP was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for three consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Common Stock may be delisted or prohibited from trading. The Consolidated Appropriations Act, which amended the HFCA Act, now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years”.

As of the date of this filing, our Chief Executive Officer, President, Secretary, Treasurer, Director Hongyan Yu owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. Mr. Yu currently controls 100% of the voting power in our Company, and has effective control over certain corporate matters including election of our board of directors, removal of any of our directors, amendment of our Certificate of Incorporation or bylaws, and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. If no shares are sold following this offering, Hongyan Yu will continue to hold 100% of the voting power in our Company. If all 2,000,000 shares are sold in this offering, Mr. Yu will hold 75% of the voting power in our Company.

We have not had any subsidiary in our corporate structure since our incorporation. As of the date of this prospectus, we have had no cash transfer through our organization, and we have not established or maintained any cash management controls and procedures that dictate the purpose, amount and procedure of fund transfers among our organization. As of the date of this filing, none of transfers, dividends, or distributions have been made to date from the Company to investors. See “Prospectus Summary — Cash Flows through Our Organization”.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

iv

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non- refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

v

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through September 16, 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is ____________.

vi

PART I. PROSPECTUS

SUMMARY

In this Prospectus, ''Cybriatech Inc.,'' “Cybriatech,” the "Company,'' ''we,'' ''us,'' and ''our,'' refer to Cybriatech Inc., unless the context otherwise requires. Unless otherwise indicated, the term "fiscal year'' refers to our fiscal year ending November 30st. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 9, and the financial statements, before making an investment decision.

The Company

Cybriatech Inc., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on December 15, 2023. The Company offers marketing consulting services, including diagnosing marketing strategy options; marketing strategy development; branding and positioning; digital marketing; marketing analytics; content marketing; training and workshops.

We are an early stage, emerging growth company, and conduct our operations in Hong Kong directly through Cybriatech Inc. We are not a Chinese or Hong Kong operating company. Currently we do not have any subsidiary, and do not have any variable interest entity(ies) in our corporate structure. Any investor who purchases shares may never hold equity interests in the Chinese operating company. We have a limited operating history and have generated minimal revenues to date. We require funding from this offering to expand and further develop our operations.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Our principal executive office is located at B2, 6/F, Phase-2 Hang Fung Industrial Building 2G, Hok Yuen Street, Hung Hom, Kowloon Hong Kong. Our phone number is +852-52002885. We have registered and launched a website www.cybriatechinc.com to promote our services online.

As of the date of this filing, our Chief Executive Officer, President, Secretary, Treasurer, Director Hongyan Yu owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. Mr. Yu currently controls 100% of the voting power in our Company, and has effective control over certain corporate matters including election of our board of directors, removal of any of our directors, amendment of our Certificate of Incorporation or bylaws, and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. If no shares are sold following this offering, Hongyan Yu will continue to hold 100% of the voting power in our Company. If all 2,000,000 shares are sold in this offering, Mr. Yu will hold 75% of the voting power in our Company.

1

Since inception, we have issued 6,000,000 shares of our common stock to our sole officer and director Mr. Hongyan Yu at a price of $0.0001 per share, in exchange for his payment of the Company’s incorporation expenses.

Cash Flows through Our Organization

We have not had any subsidiary in our corporate structure since our incorporation. As of the date of this prospectus, we have had no cash transfer through our organization, and we have not established or maintained any cash management controls and procedures that dictate the purpose, amount and procedure of fund transfers among our organization. As of the date of this filing, none of transfers, dividends, or distributions have been made to date from the Company to investors. If we have one or more subsidiaries in our corporate structure in the future, we will establish controls and procedures for cash flows within our organization. As of the date of this filing, the Company has one bank account located in U.S., there are no restrictions or limitations on our ability to distribute earnings from the Company to U.S. investors.

Enforceability of Civil Liabilities

We are incorporated under the laws of Nevada as a business company. Substantially all of our assets are located outside the United States. In addition, our sole director and officer resides in Hong Kong and a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our sole officer and director.

Risk Factors Summary

Risks Relating to Our Company and Our Industry

•	It is possible that our marketing consulting services will not generate as much interest from potential clients as we anticipate.

•	Our financial performance depends on our ability to develop awareness of our marketing consulting services and we may not be successful in doing so.

•	If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

•	We may fail to attract clients to enroll in our marketing consulting services.

•	At present, the Company has conducted limited operations, and there can be no assurances that our planned operations will succeed.

•	Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

•	If we were to lose the services of Mr. Hongyan Yu, we may not be able to execute our business strategy.

•	If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

•	A decline in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.

•	Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

•	We expect our quarterly financial results to fluctuate.

2

•	Our President, Hongyan Yu, owns and controls 100% of the voting power of our outstanding capital stock. If we sell 100% of the shares in this offering, Hongyan Yu will own and control 75% of the voting power of our outstanding capital stock.

•	The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

•	We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

•	Due to the fact that our sole officer and director conduct outside business activities the attention and efforts of our sole officer and director are not solely focused upon Cybriatech Inc.

•	Due to the fact that we are a public reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Risks Relating to Doing Business in Hong Kong

•	We conduct our operations in Hong Kong directly through Cybriatech Inc., a Nevada holding company. We are not a Chinese or Hong Kong operating company. This holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the common stock we have listed, which could cause the value of our common stock to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — PRC regulatory authorities could disallow our holding company structure” on page 14.

•	We are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice. There is also a risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers, which could result in a material change in our operations and/or the value of our securities. We face a risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong currently, and in the future, in China, and the profitability of such business. This risk could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 15.

•	All operations of the Company are in Hong Kong, a special administrative region of the PRC. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Common Stock. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 15.

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•	Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Common Stock may be delisted or prohibited from trading. See “Risk Factors— Risks Related to Doing Business in Hong Kong — Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Common Stock may be delisted or prohibited from trading. The Consolidated Appropriations Act, which amended the HFCA Act, now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years” on page 19.

•	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 15.

•	Uncertainties in PRC regulations regarding overseas offerings and data security may subject us to additional compliance requirements, government review, or penalties, which could materially and adversely affect our business and the value of our securities. See “Risk Factors— Risks Related to Doing Business in Hong Kong — There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer common stock to investors and cause the value of our common stock to significantly decline or be worthless” on page 16.

•	Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations. See “Risk Factors— Risks Related to Doing Business in Hong Kong — Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations” on page 21.

•	The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business. See “Risk Factors— Risks Related to Doing Business in Hong Kong — The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business” on page 22.

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Risks Relating to the Company’s Securities

•	We do not intend to pay dividends on our common stock.

•	Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

•	Even if our shares become publicly quoted, your shares may not be “free-trading”.

•	We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

•	There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

•	A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

•	We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Risks Relating to this Offering

•	Our Chief Executive Officer and sole Member of our Board of Directors Mr. Hongyan Yu does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

•	The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

•	We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

•	Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

•	If our common stock becomes quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

•	Investing in our company is highly speculative and could result in the entire loss of your investment.

•	Because we have 500,000,000 authorized shares of common stock, management could issue additional shares, diluting the current shareholders’ equity.

•	The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Regulatory Development in the PRC

Cybriatech is a business company incorporated in Nevada, and is not a Chinese operating company. We conduct our operations in Hong Kong directly through Cybriatech. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Basic Law, which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

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We are aware that the PRC government recently initiated a series of statements and regulatory actions and new policies to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, exerting more control over offerings conducted overseas and/or foreign investment in China-based issuers, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Data Security Law

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and it stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and a hierarchical protection system for data security.

Cybersecurity Review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law” or “PIPL”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within mainland China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

CSRC Filing or Approval

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Draft Administrative Provisions and the Draft Filing Measures. The Draft Administrative Provisions and the Draft Filing Measures require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Furthermore, pursuant to the CSRC Filing Rules, if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering and listings by a Mainland China company and such issuer shall fulfil the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Mainland China.

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Permissions or Approvals Required from PRC authorities

As advised by our PRC counsel, Guangdong Shenmou Law Firm, as of the date of this prospectus, we are not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China; (ii) the Company does not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iv) the Company has not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period, (v) the sole officer and director does not have his usual place of residence located in mainland China, and (vi) we will not be deemed to be an “operator of critical information infrastructure, or any “data processor” carrying out data processing activities that are required to file for cybersecurity review by the CAC to operate our business or list on the U.S. exchanges and offer securities, given that: (a) as of date of this prospectus, the Company possesses personal information of less than 1 million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC; (b) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (d) as of the date of this prospectus, we have not been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review. No permissions or approvals have been applied for by the Company or denied by any relevant authority.

We have also been advised by Guangdong Shenmou Law Firm, our PRC counsel, that uncertainties still exist, due to the possibility that applicable laws, regulations, or interpretations in the PRC could change rapidly in the future. In the event that (i) we do not receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change such that we are required to obtain such permissions or approvals in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines and penalties, proceedings against us, and other forms of sanctions. These consequences could result in a material adverse change in our operations, significantly limit or completely hinder our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Common Stock to investors or list on the U.S. or other overseas exchange. The value of our Common Stock may significantly decline or be worthless, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our common stock. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

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Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”). We have 6,000,000 shares of Common Stock issued and outstanding. Through this offering we will register a total of 2,000,000 shares. We may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.1 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company	2,000,000 shares of common stock, at a fixed price of $0.1 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price per share of $0.1 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	6,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	8,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $0.1.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.1 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds from this offering to us to fund operating expenses, cover any compliance and reporting expenses that may be incurred, payment for offering expenses, advertising costs, and other related expenditures. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer will sell the 2,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST-EFFORTS basis.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

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RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

It is possible that our marketing consulting services will not generate as much interest from potential clients as we anticipate.

Although we constantly seek to modify our services in order to remain competitive, it is possible that our current marketing consulting services will not meet the needs of, or generate interest from, potential clients in our target demographic. As is typically the case, the needs of the marketplace see rapid shifts and evolutions. If we cannot appropriately anticipate what services will generate demand and market acceptance then we are likely to see fewer clients, and subsequently less revenue, than we anticipate. Market acceptance for our services may require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers. If we cannot generate significant interest in the services we offer then it is possible that we may need to alter, or entirely change, our marketing consulting services and it is possible that you may lose all or part of your investment.

Our financial performance depends on our ability to develop awareness of our marketing consulting services and we may not be successful in doing so.

The continued development of awareness of the marketing consulting services offered by our Company among our clients is critical to the continued acceptance and growth of our sales. If we are unable to continue to develop awareness of the programs, this could negatively impact our company’s ability to increase revenues and achieve profitability. The following are some of the factors that could prevent us from successfully continuing to develop awareness of the programs:

•	the emergence of more successful competitors;
•	customer dissatisfaction with our marketing consulting services;
•	its failure to maintain or expand our brand.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

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If we fail to meet client expectations, we may be negatively affected.

The risk of not meeting our clients’ expectations may result in failure to increase or secure our market share. Our clients may not be satisfied with the marketing consulting services we intend to offer, therefore there is a chance that they may choose alternative service providers or other competitors. This may result in decreased revenue and a decreased market share.

We may fail to attract clients to enroll in our marketing consulting services.

The success of our business depends primarily on the number of clients that are willing to engage us to provide marketing consulting services. Therefore, our ability to continue to attract clients to pay for our services is critical to the continued success and growth of our business. This in turn will depend on several factors, including our ability to develop new marketing consulting services and enhance our technical capabilities to respond to changes in market trends and client demands, expand our geographic reach, manage our growth while maintaining the consistency of our service quality, effectively market our services to a broader base of prospective clients. If we are unable to continue to attract clients to pay for our marketing consulting services without a significant decrease in service fees, our revenue may decline, and we may not be able to operate profitability.

At present, the Company has conducted limited operations, and there can be no assurances that our planned operations will succeed.

Currently, the operations of our Company have been limited to consulting our clients on their marketing and advertising plans and activities. There can be no assurances, or guarantees, that our efforts to market and successfully obtain clients for our other marketing consulting services will succeed. In the event that we cannot successfully complete our business objective you may lose all, or part, of your investments.

We may engage third party service providers during our services to customers. We may face damage to our reputation if our future clients are not satisfied with use of third party service providers.

We may engage third party service providers to provide for some of our projects with customers and may engage third party service providers for our future projects with new or existing clients. As a marketing consulting company, we will depend to a large extent on referrals and new engagements from our future customers, who will eventually become former customers, as we will endeavor to establish a reputation for professionalism and integrity in order to attract new clients. While third party service providers may bring manpower, skills and techniques, it is important to acknowledge that their performance and contribution may not always align with our future project requirements. This inherent variability in timelines and quality could pose a challenge to our commitment to delivering exceptional service.

Our intellectual property is not currently protected by trademarks, patents, or copyrights.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We have not filed for trademark, patent, or copyright protection. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us. Any future trademark and patent applications may not be approved.

In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights.

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Although we have taken measures to protect our proprietary rights, including the use of encryption, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. Any of these events could have an adverse effect on our business and financial results.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

Our intellectual property can face significant competition from sites offering integrated internet products and services, social media and networking sites, and companies providing software development tools for mobile and desktop developers. A number of these competitors are significantly larger than we are and have access to vastly greater financial resources, and they may be able to innovate and provide new products and services faster than we can. A number of our competitors offer products and services that directly compete for users of our marketing consulting services. In addition, competitors may consolidate or collaborate with each other, and new competitors may enter the market. If our competitors are more successful than we are in developing and deploying compelling products or in attracting and retaining users, developers, or distributors, our users and growth rates could decline.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of clients or otherwise prove advantageous to our business. Our inability to enter into new strategic alliances could have a material and adverse effect on our business.

If we were to lose the services of Mr. Hongyan Yu, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the key member of our management team, comprised solely of Hongyan Yu. His leadership has played an integral role in our company. The loss of the key member of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

A decline in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. It is our opinion that in the event of an economic slowdown, spending habits of both consumers and businesses could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Hongyan Yu, our sole officer and director, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	General economic conditions;
•	The number of clients for our marketing consulting services;
•	Our ability to retain, grow our business and attract new clients;
•	Administrative costs;
•	Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our President, Hongyan Yu, owns and controls 100% of the voting power of our outstanding capital stock. If we sell 100% of the shares in this offering, Hongyan Yu will own and control 75% of the voting power of our outstanding capital stock.

If 100%, 75%, 50% and 25% of the shares in this offering are sold, Hongyan Yu will own and control approximately 75%, 80%, 85.7% and 92.3% of our common stock, respectively. Collectively, Mr. Yu will have substantial voting power in all matters submitted to our stockholders for approval including:

•	Election of our board of directors;
•	Removal of any of our directors;
•	Amendment of our Certificate of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of Mr. Yu’s ownership in the Company he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Mr. Yu’s voting power may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

- be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

- be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

- be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

- be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

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Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

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Due to the fact that our sole officer and director conducts outside business activities the attention and efforts of our sole officer and director are not solely focused upon Cybriatech Inc.

While our sole officer and director intends to devote as much time as necessary to the success and development of Cybriatech Inc., however, Mr. Yu has outside interests that require a portion of his time every week. Currently Mr. Yu is prepared to dedicate 30 hours per week to the operations of Cybriatech Inc. Although we believe his time, resources, and effort are allocated appropriately to allow for the Company’s future success, there can be no guarantee that his priorities will not shift in the future. In the event that their outside interests begin to take precedence over their positions in Cybriatech Inc. the Company may not experience the growth and success that is anticipated. In this event either corrective action will have to be taken or, in a worst-case scenario, investors could lose all or part of their investments.

Due to the fact that we are a public reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third-party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officer and director has limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to Doing Business in Hong Kong

PRC regulatory authorities could disallow our holding company structure.

Cybriatech Inc. is a company incorporated in Nevada with operations in Hong Kong. We conduct our operations in Hong Kong directly through Cybriatech Inc., a Nevada holding company. We are not a Chinese or Hong Kong operating company. Currently we do not have any subsidiary, and do not have any VIE in our corporate structure. Under this holding company structure, investors in our common stock are purchasing equity interests in the Nevada holding company. This holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our structure which, in turn, would likely result in a material change in our operations or the value of our common stock. In such an event, the value of our common stock you invest in could significantly decline or become worthless.

Laws regulating foreign investment in China include the PRC Foreign Investment Law effective from January 1, 2020, and the Regulation on Implementing the PRC Foreign Investment Law, or the Implementation Regulations, effective from January 1, 2020. The PRC Foreign Investment Law specifies that foreign investments shall be conducted in line with the “negative list” to be issued or approved to be issued by the State Council. While we do not operate in an industry that is currently subject to foreign investment restrictions or prohibition in China, it is uncertain whether our industry will be named in an updated “negative list” to be issued in the future. If our industry is added to the “negative list” or if the PRC regulatory authorities otherwise decide to limit foreign ownership in our industry, there could be a risk that we would be unable to do business in Hong Kong as we are currently structured. If any new laws and/or regulations on foreign investments in China are promulgated and implemented, such changes could have a significant impact on our current corporate structure, which in turn could have a material adverse impact on our business and operations, our ability to raise capital and the market price of our common stock. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in Hong Kong, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of the common stock you invest in may significantly decline or become worthless.

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All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The Chinese government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

We conduct our operation in Hong Kong. Our operations are solely located in Hong Kong and none of our clients are from Mainland China. At the present time, we are not materially affected by recent statements by the Mainland China Government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current Mainland China laws and regulations, there remains regulatory uncertainty with respect to the implementation of Chinese law in Hong Kong. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our stockholders. These laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

China’s government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our common stock. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or way we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our common stock. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our common stock to investors; and (iii) may cause the value of our common stock to significantly decline or become worthless.

We face a risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong and the profitability of such business.

Our businesses are located in Hong Kong. Accordingly, economic, political and legal developments in Hong Kong and the PRC will significantly affect our business, financial condition, results of operations and prospects. As of the date of this prospectus, we (1) are not required to obtain permissions or approvals from any PRC national authorities to operate our businesses or to issue our common stock to foreign investors; and (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our operations. This conclusion is based on the fact that: (1) our Company is incorporated in Nevada, and we do not have any operating entity in China, (2) our Company’s operations are located in Hong Kong, (3) we have no direct operations in mainland China, and (4) pursuant to the Basic Law which is a national law of the PRC and constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). No permissions or approvals have been applied for by the Company or denied by any relevant authority.

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If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our common stock.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer common stock to investors and cause the value of our common stock to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and it stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and a hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within mainland China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

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On February 17, 2023, the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

Although Cybriatech may collect and store certain data (including certain personal information) from our customers, some of whom may be companies in mainland China, in connection with our business and operations, we believe the Company will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our operations in Hong Kong, since Cybriatech is incorporated in Nevada and operating in Hong Kong only without any subsidiary or variable interest entity structure in mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a United States company; (ii) as of date of this prospectus, Cybriatech has in aggregate collected and stored the personal information of less than one thousand individuals in mainland China only and we have acquired the customers’ separate consents for collecting and storing of their personal information and data; (iii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data Cybriatech has collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, we have not been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Further, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe we are not subject to the CSRC Filing Rules or are required to go through the filing procedures under the Trial Administrative Measures before our common stock can be listed or offered in the U.S, although we may have potential clients who are mainland China individuals or companies that have shareholders or directors that are mainland China individuals, since we are not “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) our officer and director is based in Hong Kong or elsewhere who are not mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China; (iii) we only operate in Hong Kong, all of our revenues and profits are generated in Hong Kong, none of our business activities are conducted in mainland China, and we have not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with our view. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our common stock in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

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Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us, our operation and the listing of our common stock in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and Cybriatech become subject to the CAC or CSRC review, we cannot assure you that Cybriatech will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer common stock to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our common stock may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our common stock. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact us.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign or overseas force to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act (the “HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Hong Kong chief executives Carrie Lam and John Lee. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If the Company is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

There are political risks associated with conducting business in Hong Kong.

All our operations are based in Hong Kong. Accordingly, our business operations and financial condition will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information included in this prospectus, we derive all of our revenue from operations in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect our business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

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If the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our shares could be adversely affected.

Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate the Company’s auditor completely, investors would be deprived of the benefits of such inspection and the Common Stock may be delisted or prohibited from trading. The Consolidated Appropriations Act, which amended the HFCA Act, now requires the SEC to prohibit our securities from trading on any U.S. stock exchanges if our auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3) consecutive years.

Pursuant to the HFCA Act, enacted in December 2020, if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued the 2021 Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) China of the China or Hong Kong, because of a position taken by one or more authorities in China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

The audit report included in this prospectus was issued by Simon & Edward, LLP, a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with CSRC and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued the 2022 Determination Report which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, the authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

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Furthermore, on June 22, 2021, the U.S. Senate passed AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before securities of that issuer may be prohibited from trading or delisted. Should the PCAOB be unable to fully conduct inspections of our auditors’ work papers in the PRC, it will make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures and you may be deprived of the benefits of such inspection, which could result in limitation or restriction to our access to the U.S. capital markets, and our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements, which would adversely affect us.

If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

It will be difficult to acquire jurisdiction and enforce liabilities against our sole officer and director, and assets based in Hong Kong.

Substantially all of our assets will be located in Hong Kong, and our sole officer and director resides in Hong Kong. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our sole officer and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our sole officer and director under Federal securities laws.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, China and other markets where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

Tariffs could increase the cost of the goods and products which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to a trade war could have a negative effect on customer confidence, which could materially and adversely affect our business. We may also have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our customers, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong has a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. However, based on recent political development, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China. Hong Kong’s preferential trade status was removed by the United States government and the United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

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Increases in labor costs in Hong Kong and non-compliance with laws and regulations relating to employment and labor protection may adversely affect the business of the Company and our results of operations.

The economy in Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong are expected to continue to increase. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our customers by increasing service fees, our financial condition and operating results may be adversely affected.

In addition, where the Company employs any employees, it is required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and make severance payments or long service payments.  The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. Under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), an employer who, without reasonable excuse, fails to enroll employees in an MPF scheme pursuant to the ordinance commits an offence and is liable on conviction to a fine of HK$350,000 (approximately US$45,000) and to imprisonment for three years. Therefore, failure to comply with applicable laws and regulations concerning employment and labor protection by the Company may result in material and adverse effect on our business, financial condition and operating results. As of the date of this prospectus, we believe that the Company is in compliance with applicable Hong Kong laws and regulations concerning employment and labor protection in all material respects.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or its management named in the prospectus based on Hong Kong laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or its management named in the prospectus. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as person information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or noncompliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

As of the date of this prospectus, we do not have any operations in China, The PRC laws and regulations on cybersecurity, data privacy, data protection, or other data-related laws and regulations are relatively new and evolving, and their interpretation and application may be uncertain.

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The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures which can cause economic harm to our business.

On May 28, 2020, the National People’s Congress of the People’s Republic of China approved a proposal to impose a new national security law for Hong Kong and authorized the Standing Committee of the National People’s Congress to proceed to work out details of the legislation to be implemented in Hong Kong (the “Decision”). The Decision states that the new law will target secession, subversion of state power, terrorism activities and foreign interference. The stated objective of the Decision is to protect the national security of China as a whole (including Hong Kong and Macau) and is not intended to have a direct commercial bearing on commercial and economic activities. The government believes the new law may bring about more stability to Hong Kong, which in turn may lay the foundation for commercial and economic activities to flourish. On June 30, 2020, China’s National People’s Congress Standing Committee passed the national security law for the Hong Kong Special Administrative Region (HKSAR). Hong Kong’s Chief Executive promulgated it in Hong Kong later the same day. Among other things, it criminalizes separatism, subversion, terrorism and foreign interference in Hong Kong. We cannot rule out the possibility that the Decision and the implementation of the national security law may trigger sanctions or other forms of penalties by foreign governments, which may cause economic and other hardship for Hong Kong, including companies like us that do business in Hong Kong. It is difficult for us to predict the impact, if any, the implementation of the national security law will have on our business, as such impact will depend on future developments, which are highly uncertain and cannot be predicted.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

Even if our shares become publicly quoted, your shares may not be “free-trading”.

Investors should understand that their shares of our common stock will not become “free-trading” merely because our Company is a publicly-quoted company. In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTC Marketplace. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

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There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 6,000,000 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Cybriatech Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Risk of losing one’s investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTC Marketplace, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Our Chief Executive Officer and sole Member of our Board of Directors Mr. Hongyan Yu does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Yu does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

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The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Mr. Hongyan Yu, who will receive no commission. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

If our common stock becomes quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

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In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $100,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

If our common stock becomes listed or quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

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Because we have 500,000,000 authorized shares of common stock, management could issue additional shares, diluting the current shareholders’ equity.

We are authorized to issue an aggregate of 500,000,000 shares of common stock, par value $0.0001 per share, of which only 6,000,000 are currently issued and outstanding. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations via the OTCQB. We may consider pursuing a quotation on the OTCQB after this registration becomes effective and we have completed our offering.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for- performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

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SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

	As of February 28, 2025	As of November 30, 2024

Assets
Current assets
Cash	$14,828	$9,863
Accounts Receivable	7,000	1,333
Rent Deposits	2,000	2,000
Total Current Assets	23,828	13,196

Non-current assets
Right-of-use assets - operating lease	5,963	8,911
Total Non-current Assets	5,963	8,911
Total assets	$29,791	$22,107

Liabilities and Shareholders’ Equity
Liabilities
Current liabilities
Other Payables - Related Party	$11,843	$11,843
Accrued Expenses	11,333	–
Lease liability -Current	5,963	8,911
Total Current Liabilities	29,139	20,754
Total liabilities	$29,139	$20,754

Shareholders' Equity
Common stock, $0.0001 par value; 500,000,000 shares authorized; 6,000,000 shares issued and outstanding	$600	$600
Retained Earnings	52	753
Total Shareholders’ Equity	652	1,353
Total Liabilities and Shareholders’ Equity	$29,791	$22,107

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	For the Three Months Ended February 28, 2025	Period from December 15, 2023 (inception) to February 29, 2024

Revenue	$15,667	$–
Cost of revenue	–	–
Gross profit	15,667	–

Advertising and marketing expenses	–	–
General and administrative expenses	16,368	1,233
Total operating expenses	16,368	1,233

Income tax expense	–	–
Net loss	$(701)	$(1,233)

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MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section of this prospectus entitled “Summary of Our Financial Information”, “Description of Business”, and our financial statements and related notes thereto, included elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Forward-Looking Statements.”

Overview

The Company was incorporated on December 15, 2023. The Company offers marketing consulting services, including diagnosing marketing strategy options; marketing strategy development; branding and positioning; digital marketing; marketing analytics; content marketing; training and workshops.

We are an early stage, emerging growth company headquartered in Hong Kong. We have a limited operating history and have generated minimal revenues to date.

Our anticipated sources of revenue will include the following:

1) Consulting services revenue: We can offer consulting services to help clients achieve their marketing-related demands. This revenue stream involves charging clients a fee for consulting services.

2) Customization services revenue: We can charge clients on a project basis for customization services. This revenue stream involves working closely with clients to develop customized solutions that meet their specific needs and objectives.

Results of operations for the period from December 15, 2023 (inception) to November 30, 2024

Revenue

From December 15, 2023 (inception) to November 30, 2024, the Company generated revenue in the amount of $11,333. The revenue was generated as a result of the Company having provided marketing consulting services to two customers.

General and Administrative Expenses

From December 15, 2023 (inception) to November 30, 2024, the Company had general and administrative expenses in the amount of $10,580. These were primarily comprised of office rent expense, auditing fees, and incorporation costs.

Net Income

Our net income from December 15, 2023 (inception) to November 30, 2024 was $753.

Cash Provided by Operating Activities

Net cash used in operating activities was $2,580 from December 15, 2023 (inception) to November 30, 2024. Cash used in operating activities was mainly attributable to an increase in accounts receivable and rent deposits.

Cash Provided by Financing Activity

Net cash provided by financing activities was $12,443 from December 15, 2023 (inception) to November 30, 2024. Cash provided by financing activities was mainly attributable to proceeds from shareholder’s loans and repayment to former officer.

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Results of operations for the three months ended February 28, 2025

Revenue

For the three months ended February 28, 2025, the Company generated revenue in the amount of $15,667. The revenue was generated as a result of the Company having provided marketing consulting services to two customers.

General and Administrative Expenses

For the three months ended February 28, 2025, the Company had general and administrative expenses in the amount of $16,368. These were primarily comprised of office rent expense, auditing fees, and website expense.

Net Loss

Our net loss for the three months ended February 28, 2025, was $701.

Results of operations for the period from December 15, 2023 (inception) to February 29, 2024

Revenue

From December 15, 2023 (inception) to February 29, 2024, the Company did not generate any revenue.

General and Administrative Expenses

From December 15, 2023 (inception) to February 29, 2024, the Company had general and administrative expenses in the amount of $1,233. These were comprised of incorporation costs.

Net Loss

Our net loss from December 15, 2023 (inception) to February 29, 2024 was $1,233.

Cash Provided by Operating Activities

During the three months ended February 28, 2025, net cash provided by operating activities was $4,965. Net cash used in operating activities was $2,580 from December 15, 2023 (inception) to November 30, 2024. For the three months ended February 28, 2025, cash provided by operating activities was mainly attributable to an increase in accounts receivable and in other payables. From December 15, 2023 (inception) to November 30, 2024, cash provided by operating activities was mainly attributable to a increase in accounts receivable and rent deposits.

Cash Provided by Financing Activity

During the three months ended February 28, 2025, net cash provided by financing activities was $0. Net cash provided by financing activities was $12,443 from December 15, 2023 (inception) to November 30, 2024. On September 23, 2024, the Company issued 6,000,000 shares of restricted common stock at par value of $0.0001 per share to our sole officer and director, Hongyan Yu, for a total of $600 for the Company’s incorporation expenses paid by Hongyan Yu.

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Results of operations for the three and six months ended May 31, 2025 and 2024

Revenue

During the three and six months ended May 31, 2025, we generated revenues of $9,000 and $24,667, respectively. Our revenues consist solely of our marketing consulting services provided to clients.

During the three and six months ended May 31, 2024, the Company did not generate any revenue.

General and Administrative Expenses

During the three and six months ended May 31, 2025, the Company had general and administrative expenses in the amount of $20,598 and $36,966, respectively. These were mainly comprised of audit fees, rent expenses, and employee salaries.

During the three and six months ended May 31, 2024, the Company had general and administrative expenses in the amount of $30 and $1,263, respectively. These were comprised of incorporation costs.

Net Loss

Our net loss during the three and six months ended May 31, 2025 was $11,756 and $12,457, respectively.

Our net loss during the three and six months ended May 31, 2024 was $30 and $1,263, respectively

Cash Provided by Operating Activities

During the six months ended May 31, 2025 and 2024, net cash used in operating activities was $2,133 and $1,263, respectively. For the six months ended May 31, 2025, cash used in operating activities was mainly attributable to a decrease in accounts receivable and in prepaid expenses, and an increase in other payables – non related party. For the six months ended May 31, 2024, there were not any changes in operating assets and liabilities.

Cash Provided by Financing Activity

During the six months ended May 31, 2025, net cash provided by financing activities was $0. During the six months ended May 31, 2024, net cash provided by financing activities was $13,218, which was mainly attributable to proceeds from former officer.

Liquidity and Capital Resources

Our cash and cash equivalents are $7,730 as of May 31, 2025. We estimate that, assuming that we will not have any new clients or new contracts with our existing clients, the minimum period of time that the Company will be able to conduct current level of operations using currently available capital resources are approximately two months, based on our estimate of the Company’s operating expenses around $5,000 each month which mainly consists of the lease expense and general and administrative expense.

Management plans to fund operations of the Company through advances from existing shareholders, private placement of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as a business combination or other profitable investment may be achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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DESCRIPTION OF BUSINESS

The Company

Cybriatech Inc., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on December 15, 2023. The Company offers marketing consulting services, including diagnosing marketing strategy options; marketing strategy development; branding and positioning; digital marketing; marketing analytics; content marketing; training and workshops.

We are an early stage, emerging growth company headquartered in Hong Kong. We have a limited operating history and have generated minimal revenues to date. We require funding from this offering to expand and further develop our operations.

Our principal executive office is located at located at B2, 6/F, Phase-2 Hang Fung Industrial Building 2G, Hok Yuen Street, Hung Hom, Kowloon, Hong Kong. Our phone number is +852-52002885. We have registered and launched a website www.cybriatechinc.com to promote our services online.

Since inception, we have issued 6,000,000 shares of our common stock to our sole officer and director Mr. Hongyan Yu at a price of $0.0001 per share, in exchange for his payment of the Company’s incorporation expenses.

Overview of Current Operations

We are a company providing various marketing consulting services. We presently offer our services to clients in Hong Kong and intend to expand the distribution of our services into other location, such as Southeast Asia, as opportunities permit.

The various consulting services we currently provide include:

1. Diagnosing marketing strategy options: Evaluating current marketing strategies, identifying opportunities for improvement, and recommending new approaches to achieve business goals. For example, we may evaluate current marketing strategies of our customers through SWOT Analysis, benchmark against competitors, and data-driven insights.

2. Marketing strategy development: Creating comprehensive marketing plans tailored to the specific goals and needs of the business. We generally assist our customers in developing their marketing strategies on processes including: 1) company marketing mission and objectives; 2) strategic marketing plan; 3) function plans and programmes; 4) budges and performance measures; and 5) monitoring and control.

3. Branding and positioning: Developing or refining brand identity, messaging, and positioning to differentiate the business in the market. For example, we advise on our customers’ brand identity regarding the visual and verbal elements that represent the brand, such as the logo, color palette, typography, and tagline, and improve our customers’ brand story about the narrative of their origin, mission, and vision that creates an emotional connection.

4. Digital marketing: Providing guidance on digital marketing channels such as social media, email marketing, search engine optimization, and PPC advertising to increase online visibility and drive traffic. For example, we may assist our customers in optimizing their website and content to rank higher in search engine results (such as Google and Bing) with a goal to drive traffic to their sites.

5. Marketing analytics: Utilizing data and analytics tools to measure the effectiveness of marketing efforts and make data-driven decisions for future strategies.

6. Content marketing: Developing content strategies to create valuable and engaging content that resonates with the target audience. Examples of our content marketing services include blog posts, articles, videos, infographics, e-books, and case studies.

7. Training and workshops: Providing training sessions and workshops to educate internal teams on best practices and new marketing trends.

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Contracted Clients

For the three months ended May 31, 2025, we have generated revenue from two clients for which we provide marketing consulting services. The service agreements entered into by and between the two clients and the Company are filed as Exhibit 10.1 and 10.2 of this Registration Statement, and the material terms of the agreements are summarized as below.

Service Agreement No. 1

The service agreement was made and entered into by and between the client and the Company on November 26, 2024. Pursuant to the agreement, the Company shall provide services include 1) review and analyze Client’s current sales and marketing strategy and efforts; 2) provide strategy for Client’s social media management, including Weibo, Facebook, Instagram, Twitter, LinkedIn; 3) advise on Client’s website design and optimization; 4) review and provide suggestions for improvement of Client’s advertising and promotion content, including digital and paper ads, company handout and presentation, etc; 5) advise on Client’s communication and customer services with its customers. The term of the agreement shall commence on the effective date and shall continue for a period of three months. The total service fee of the agreement is $12,000, and shall be paid to the Company in three monthly installments with each installment of $4,000.

Service Agreement No. 2

The service agreement was made and entered into by and between the client and the Company on May 2, 2025. Pursuant to the agreement, the Company shall provide services include 1) assist in development of Client’s sales and marketing strategy; 2) review and provide suggestions for improvement of Client’s advertising and promotion content, including digital and paper ads, company handout and presentation, etc; 3) provide strategy for Client’s social media management, including Weibo, Facebook Instagram, Twitter, LinkedIn; 4) assist in design of Client’s corporate website; 5) advise on Client’s communication and customer services with its customers. The term of the agreement shall commence on the effective date and shall continue for a period of two months. The total service fee of the agreement is $18,000, and shall be paid to the Company in two monthly installments with each installment of $9,000.

Plan of Operation

Over the course of the 12 months following this offering, we plan to spend a substantial portion of our effort on executing the following key operational objectives:

1. Client engagement and acquisition: Implement targeted marketing campaigns and strategic alliances initiatives to attract and acquire new clients and customers;

2. Global expansion planning: Conduct market research and feasibility studies to identify potential markets for international expansion and develop a comprehensive strategy for entering new geographic regions; and

3. Professional team development: Establish a professional team and invest in the professional development of our team members through training programs, skill-building workshops, and mentorship opportunities. In addition, we are committed to attracting top-tier talent in various domains relevant to marketing and consulting to our team.

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Marketing

Our business is focused on the online market, and we intend to utilize various online marketing tools to promote our services effectively. To reach our potential clients, we plan to employ banners, flags, and video advertisements on popular social media platforms such as Facebook, Twitter, Instagram, and YouTube. We will present our services in an organized web catalog that can be easily accessed through our website and mobile application. Our catalog will be categorized and tagged to facilitate user-friendliness.

We also expect to increase our marketing efforts through our President’s personal networks and industry association channels which have not, at this point of time, been fully identified. Our President leverages various resources in performing tasks, including their social connections and referrals from existing clients.

We plan to participate in advertising conventions, workshops, presentations, and similar events to promote our application and services. We may also advertise our services in printed and electronic issues of magazines, commercial web communities, and communities of advertising professionals.

Competition

The marketing consulting industry is very competitive and fragmented in the market niche in which our Company operates. There are limited barriers to entry and new competitors frequently enter the market. A significant number of our competitors possess substantially greater resources than we possess. Additionally, we face substantial competition for potential clients and for technical and professional personnel from providers of similar specialties. The majority of our competitors are large consulting companies who aim to provide clients marketing consulting services all over the world. As such, we feel that we have a competitive advantage over many of our competitors, in that we do provide potential cost saving services with faster delivery time. We believe that our clients will feel saving time, resources, and money and flexible to changing business needs more quickly and easily. Our clients can scale up or down easily, depending on client's current needs. We believe that existing and new competitors will continue to improve their services and introduce new services with competitive pricing and performance characteristics. In periods of reduced demand for our services, we can either choose to maintain market share by reducing our prices to meet competition or maintain prices, which would likely sacrifice market share. Sales and overall profitability could be reduced in either case.

Employees

As of November 30, 2024, we have one employee which is our President and sole director, Mr. Hongyan Yu. Currently, Mr. Yu has the flexibility to work on our business up to 30 hours per week but is prepared to devote more time if necessary. The Company intends to employ two employees by the end of November 30, 2025, with one marketing professional to providing marketing consulting services and one IT professional to assist in our projects with software or website development needs. It is the intention of the Company to focus on hiring employees who possess industry-recognized qualifications, are primarily recruited from reputable institutions in the marketing industry and have an average of approximately 3 years of industry experience.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employee, Officer and/or Director.

Government Regulation

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our services in Asia and to operation of any facility in any jurisdiction which we would conduct activities. While we do not anticipate any immediate government approvals or regulations impacting our business, we remain committed to maintaining compliance with all applicable laws and regulations in any jurisdiction where we conduct activities.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.1. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated.

Next 12 months (Planned Actions)	If 500,000 shares (25%) are sold:	If 1,000,000 shares (50%) are sold:	If 1,500,000 shares (75%) are sold:	If 2,000,000 shares (100%) are sold:

Staffing	$–	$35,000	$70,000	$100,000
Advertising and Marketing Expenses	$5,000	$5,000	$10,000	$15,000
Funding for Day to Day Operations	$30,000	$45,000	$55,000	$70,000
Offering Expenses	$15,000	$15,000	$15,000	$15,000
Totals	$50,000	$100,000	$150,000	$200,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses. However, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed or quoted on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

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DILUTION

The price of the current offering is fixed at $0.1 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering)	(75% of the shares are sold in the offering)	(100% of the shares are sold in the offering)
Offering Price Per Share	$0.1	$0.1	$0.1	$0.1
Book Value Per Share Before the Offering	$(0.0023)	$(0.0023)	$(0.0023)	$(0.0023)
Book Value Per Share After the Offering	$0.0055	$0.0123	$0.0181	$0.0232
Net Increase to Original Shareholder	$0.0079	$0.0146	$0.0205	$0.0256
Decrease in Investment to New Shareholders	$0.0945	$0.0877	$0.0819	$0.0768
Dilution to New Shareholders (%)	94.48%	87.73%	81.88%	76.76%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(14,097)
Net proceeds from this offering	200,000
$185,903
Denominator:
Shares of common stock outstanding prior to this offering	6,000,000
Shares of common stock to be sold in this offering (100%)	2,000,000
8,000,000

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Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(14,097)
Net proceeds from this offering	150,000
$135,903
Denominator:
Shares of common stock outstanding prior to this offering	6,000,000
Shares of common stock to be sold in this offering (75%)	1,500,000
7,500,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(14,097)
Net proceeds from this offering	100,000
$85,903
Denominator:
Shares of common stock outstanding prior to this offering	6,000,000
Shares of common stock to be sold in this offering (50%)	1,000,000
7,000,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(14,097)
Net proceeds from this offering	50,000
$35,903
Denominator:
Shares of common stock outstanding prior to this offering	6,000,000
Shares of common stock to be sold in this offering (25%)	500,000
6,500,000

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PLAN OF DISTRIBUTION

The Company has 6,000,000 shares of common stock issued and outstanding as of the date of this filing. Pursuant to this offering the Company is registering 2,000,000 shares of its common stock for sale at the fixed price of $0.1 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our Chief Executive Officer is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our Chief Executive Officer, Mr. Yu, will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Yu has not, nor has he been within the past 12 months, a brokers or dealer, and he has not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our Chief Executive Officer will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our Chief Executive Officer will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 2,000,000 shares being offered on behalf of the Company itself. The price per share is fixed at $0.1 for the duration of this offering. Although our common stock is not listed or quoted on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.1 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.1 per share.

Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB, we cannot quantify the likelihood that this will be the case. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

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Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

-	Execute and deliver a subscription agreement; and
-	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Cybriatech Inc.” No escrow agent is involved in this offering and we will receive the proceeds directly from any subscriptions. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”). As of the date of this filing we have 6,000,000 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time, we have no preferred stock authorized.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

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LEGAL OPINION

The validity of the shares of common stock offered hereby will be passed upon for us by L&C Law Group P.C..

EXPERTS

The financial statements included in this prospectus and the registration statement have been audited by Simon & Edward, LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Nevada. Substantially all of our assets are located outside the United States. In addition, our sole director and officer resides in Hong Kong and a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our sole officer and director.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in the Company.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s office space is located at B2, 6/F, Phase-2 Hang Fung Industrial Building 2G, Hok Yuen Street, Hung Hom, Kowloon Hong Kong. The Company rents this office space from a third party at a price of approximately $12,000 a year. The term of the rental starts from September 20, 2024 and expires at the end of September 19, 2025.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

None.

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DIRECTOR AND EXECUTIVE OFFICER AND CORPORATE GOVERNANCE

Biographical information regarding the officer and director of the Company, who will continue to serve as officer and director of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Hongyan Yu	48	Chief Executive Officer, President, Secretary, Treasurer, Director

Hongyan Yu – Chief Executive Officer, President, Secretary, Treasurer, Director

Since September 2024, Mr. Yu has been serving as our CEO, President, Secretary, Treasurer, and Director.

Mr. Yu’s employment history is as follows:

Mr. Yu Hongyan is an experienced marketing professional with a bachelor degree in Business Administration from the National Open University, which he obtained in 2018. Mr. Yu held the position of Marketing Director at Shengfa Plastic Co., Ltd. for more than 10 years from 2014, responsible for the company's marketing strategies development, market positioning and brand building. Mr. Yu was employed at HSF Industrial Development Co., Ltd. as Marketing Manager between 2009 and 2014, during which he was responsible for digital marketing oversight, clients management, and market research and analysis.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employee(s), officer(s) and director(s) as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

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Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive Officer have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) Any Federal or State securities or commodities law or regulation; or (ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

44

Independence of Directors

We are not required to have independent members on our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

45

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended November 30, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Hongyan Yu Chief Executive Officer, President, Secretary, Treasurer, Director	2024	–	–	600	–	–	–	–	600

Summary of Compensation

Restricted Common Stock

On September 23, 2024, the Company issued 6,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to our CEO Hongyan Yu in consideration of $600. The $600 was for the exchange for Mr. Yu’s payment of the Company’s incorporation expenses.

Stock Option Grants

We have not granted any stock options to our executive officer since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with our Officer or Director.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officer(s) in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officer(s) in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of this offering, the Company has 6,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officer and Director
Hongyan Yu Title: Chief Executive Officer, President, Secretary, Treasurer, Director Address: B2, 6/F, Phase-2 Hang Fung Industrial Building 2G, Hok Yuen Street, Hung Hom, Kowloon, Hong Kong	6,000,000	100%	–	–	100%
5% or Greater Shareholders
None	–	–	–	–	–

Beneficial ownership in the table above has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 23, 2024, the Company issued 6,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to Hongyan Yu in consideration of $600. The $600 was for the exchange for Mr. Yu’s payment of the Company’s incorporation expenses.

Mr. Yu, currently our only shareholder, serves as our Chief Executive Officer, President, Secretary, Treasurer and Director.

As of November 30, 2024, our sole director, Mr. Yu, advanced $11,843 to the Company, which is unsecured and non-interest bearing and is repayable on demand.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Director will continue to approve any related party transaction.

MATERIAL CHANGES

None.

48

FINANCIAL STATEMENTS AND EXHIBITS INDEX TO FINANCIAL STATEMENTS

Page

Unaudited Condensed Interim Financial Statements

Balance Sheets as of May 31, 2025 (Unaudited) and November 30, 2024	F-2
Statements of Operations for the Three and Six Months Ended May 31, 2025 and 2024 (Unaudited)	F-3
Statements of Stockholders’ Deficit for the Three and Six Months Ended May 31, 2025 and 2024 (Unaudited)	F-4
Statements of Cash Flows for the Six Months Ended May 31, 2025 and 2024 (Unaudited)	F-5
Notes to the Unaudited Condensed Financial Statements	F-6

Balance Sheets as of February 28, 2025 (Unaudited) and November 30, 2024	F-13
Statements of Operations for the Three Months Ended February 28, 2025 and for the Period from December 15, 2023 (inception) to February 29, 2024 (Unaudited)	F-14
Statements of Stockholders’ Equity for the Three Months Ended February 28, 2025 and for the Period from December 15, 2023 (inception) to February 29, 2024 (Unaudited)	F-15
Statements of Cash Flows for the Three Months Ended February 28, 2025 and for the Period from December 15, 2023 (inception) to February 29, 2024 (Unaudited)	F-16
Notes to the Unaudited Condensed Financial Statements	F-17

Audited Financial Statements

Report of Independent Registered Public Accounting Firm (PCAOB ID (2485))	F-25
Balance Sheet as of November 30, 2024	F-26
Statement of Operations from December 15, 2023 (inception) to November 30, 2024	F-27
Statement of Stockholders’ Equity from December 15, 2023 (inception) to November 30, 2024	F-28
Statement of Cash Flows from December 15, 2023 (inception) to November 30, 2024	F-29
Notes to the Financial Statements	F-30

F-1

CYBRIATECH INC.

BALANCE SHEETS

	As of May 31, 2025 (Unaudited)	As of November 30, 2024

Assets
Current assets
Cash	$7,730	$9,863
Accounts Receivable	7,000	1,333
Prepaid Expenses	2,842	–
Rent Deposits	2,000	2,000
Total Current Assets	19,572	13,196

Non-current assets
Right-of-use assets - operating lease	2,993	8,911
Total Non-Current Assets	2,993	8,911
Total assets	$22,565	$22,107

Liabilities and Shareholders’ Deficit
Liabilities
Current liabilities
Other Payables - Related Party	$11,843	$11,843
Accrued expenses	18,833	–
Lease liability - Current	2,993	8,911
Total Current Liabilities	$33,669	$20,754

Non-current liabilities	–	–
Total liabilities	$33,669	$20,754

Shareholders' Deficit
Common stock, $0.0001 par value; 500,000,000 shares authorized; 6,000,000 shares issued and outstanding	$600	$600
Accumulated Deficit	(11,704)	753
Total Shareholders’ Deficit	(11,104)	1,353

Total Liabilities and Shareholders’ Deficit	$22,565	$22,107

The accompanying notes are an integral part of these financial statements.

F-2

CYBRIATECH INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For Three Months Ended May 31, 2025	For Three Months Ended May 31, 2024	For Six Months Ended May 31, 2025	For Six Months Ended May 31, 2024

Revenue	$9,000	$–	$24,667	$–
Cost of revenue	–	–	–	–
Gross profit	9,000	–	24,667	–

Operating Expenses
Advertising and marketing expenses	–	–	–	–
General and administrative expenses	20,598	30	36,966	1,263
Total operating expenses	20,598	30	36,966	1,263

Income/(loss) before income tax expenses	(11,598)	(30)	(12,299)	(1,263)

Income tax expense	158	–	158	–

Net loss	$(11,756)	$(30)	$(12,457)	$(1,263)

Other comprehensive loss	–	–	–	–

Comprehensive loss	$(11,756)	$(30)	$(12,457)	$(1,263)

Net loss per share - basic and diluted	$0.00	$0.00	$0.00	$0.00

Weighted average number of ordinary shares	6,000,000	6,000,000	6,000,000	6,000,000

The accompanying notes are an integral part of these financial statements.

F-3

CYBRIATECH INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Common Stock		Additional paid-in	Retained earnings (Accumulated	Total Stockholders’
	Shares	Amount	capital	Deficit)	Equity

Balance as of November 30, 2024	6,000,000	$600	$–	$753	$1,353

Issuance of shares	–	–	–	–	–
Net Income	–	–	–	(701)	(701)

Balance as of February 28, 2025	6,000,000	$600	$–	$52	$652

Issuance of shares	–	–	–
Net Income	–	–	–	(11,756)	(11,756)

Balance as of May 31, 2025	6,000,000	$600	$–	$(11,704)	$(11,104)

	Common Stock		Additional paid-in	Retained earnings (Accumulated	Total Stockholders’
	Shares	Amount	capital	Deficit)	Equity

Balance as of December 15, 2023 (inception)	–	$–	$–	$–	$–

Issuance of shares	–	–	–	–	–
Net Income	–	–	–	(1,233)	(1,233)

Balance as of February 29, 2024	–	$–	$–	$(1,233)	$(1,233)

Issuance of shares	–	–	–	–	–
Net Income	–	–	–	(30)	(30)

Balance as of May 31, 2024	–	$–	$–	$(1,263)	$(1,263)

The accompanying notes are an integral part of these financial statements.

F-4

CYBRIATECH INC.

STATEMENT OF CASH FLOWS

(UNAUDITED)

	For the Six Months ended May 31, 2025	For the Six Months ended May 31, 2024
Cash Flows From Operating Activities
Net loss	$(12,457)	$(1,263)
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts Receivable	(5,667)	–
Prepaid Expenses	(2,842)	–
Accrued Expenses	18,833	–
Net cash provided by/(used in) operating activities	(2,133)	(1,263)

Cash Flows From Financing Activities
Other Payables - Related Party	–	13,218
Net cash provided by/(used in) financing activities	–	13,218

Net change in cash	(2,133)	11,955
Cash, beginning of period	9,863	–
Cash, end of period	$7,730	$11,955

Supplemental cash flow information
Cash paid for interest expense	$–	$–
Cash paid for taxes	$500	$–

The accompanying notes are an integral part of these financial statements.

F-5

CYBRIATECH INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED MAY 31, 2025 AND 2024

(UNAUDITED)

Note 1 – Organization and Business Background

Cybriatech Inc., a Nevada corporation, (“the Company”) was incorporated under the laws of the State of Nevada on December 15, 2023. Cybriatech Inc. is headquartered in Hong Kong. The Company provides marketing consulting services to customers in Asia.

The Company’s executive office is located at B2, 6/F, Phase-2 Hang Fung Industrial Building 2G, Hok Yuen Street, Hung Hom, Kowloon, Hong Kong.

Note 2 – Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern. The company suffered a loss of $12,457 for the six months ended May 31, 2025 resulting in accumulated deficit of $11,704 and a working capital deficit of $14,097.The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the next 5 years, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements for the Company for the three and six months ended May 31, 2025 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company has adopted November 30 as its fiscal year end.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the period reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-6

Accounts Receivable

The Company’s accounts receivables arise from provision of services to customers. In general, the Company invoices for services rendered at the time the service is provided. In the event the Company does have accounts receivable, the Company will evaluate each reporting period to provide a reserve against accounts receivable for estimated losses that may result from a customer’s inability to pay based on customer-specific analysis and general matters such as current assessments of past due balances, economic conditions and forecasts, and historical credit loss activity. Amounts determined to be uncollectible will be charged or written-off.

Revenue Recognition

The Company has adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue from service related agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. Amounts that have been invoiced are recorded in accounts receivable and in either deferred revenue or revenue in the Company's financial statements, depending on whether the underlying performance obligation has been satisfied. Deferred revenue consists of payments made in advance of services provided to customers as defined within the contracts.

The Company provides marketing consulting services to businesses on a fixed-price basis. Revenue is recognized when services are provided over the period of service agreement. In certain instances, the Company also determines whether it acts as a principal or as an agent in a transaction. For services sourced through third-party exchanges, our accounting analysis for principal versus agent follows the two-step evaluation prescribed in ASC 606-10-55-36A to evaluate the nature of our promise and conclude whether we are the principal or agent:

1. Identify the specified good(s) or service(s) provided to the customer (i.e., distinct good(s) or service(s)); and

2. Determine if CybriaTech controls each specified good or service before that good or service is transferred to the customer.

Step 1 - Identify the specified good(s) or service(s)

ASC 606-10-55-36 indicates that an entity must determine whether it is a principal or an agent for each specified good or service promised to the customer. As noted in BC24 of ASU 2016-08, “The principal versus agent considerations relate to the application of Step 2 of the revenue recognition model—identify the performance obligations in the contract. Appropriately identifying the good or service to be provided is a critical step in appropriately identifying whether the nature of an entity’s promise is to act as a principal or an agent.”

In determining the specified goods or services provided to our customers, we considered the nature of our promise to customers, the customers’ perspectives and expectations, and our contract with customers. The contracts with customers specify that we will provide consulting services to the client for the purpose of marketing and advertising activities. The client will pay CybriaTech for the fees incurred on a fixed basis. There is an identified service provided to the customer.

Step 2 - Determine if Cybriatech controls each specified good or service

In accordance with ASC 606-10-55-37, an entity is a principal if it controls the specific good or service before that good or service is transferred to a customer. The guidance further states that an entity that is a principal may satisfy its performance obligation to provide the specified good or service itself or may engage another party to satisfy some or all of the performance obligation on its behalf.

F-7

In accordance with ASC 606-10-55-38 an entity is an agent if the entity’s performance obligation is to arrange for the provision of the specified good or service by another party. An entity that is an agent does not control the specified good or service provided by another party before that good or service is transferred to the customer. When (or as) an entity that is an agent satisfies a performance obligation, the entity recognizes revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified goods or services to be provided by the other party. An entity’s fee or commission might be the net amount of consideration that the entity retains after paying the other party the consideration received in exchange for the goods or services to be provided by that party.

ASC 606-10-55-39 sets forth the following indicators of an entity that controls the specified good or service before it is transferred to the customer and is therefore a principal:

a. The entity is primarily responsible for fulfilling the promise to provide the specified good or service. This typically includes responsibility for the acceptability of the specified good or service (for example, primary responsibility for the good or service meeting customer specifications).

Cybriatech is primarily responsible to the customer for projects and services related to market and advertising. Cybriatech contracts directly with the buyer and is viewed by the buyer as the sole party responsible for fulfilling the buyer’s request. No other party contracts with the buyer or is obligated to satisfy or fulfill the buyer’s request. Cybriatech considers this relationship critical in understanding the fulfillment obligations and expectations of the buyer.

b. The entity carries the risk before the specified good or service has been transferred to a customer or after the transfer of control to the customer.

Cybriatech holds the risk of the specified good or service prior to transfer to the customer.

c. The entity has discretion in establishing the price for the specified good or service.

Cybriatech is solely responsible for and has latitude to establish the prices charged to the customer.

The Company evaluated the guidance described in ASC 606-10-55-36 through 55-40 and determined it is the principal in these transactions. This requires significant judgement and is based on an assessment of the terms of customer arrangements in accordance with ASC 606. When the Company is the principal in a transaction, revenue is reported on a gross basis, whereas revenues as an agent are reported net of the revenue share. The Company has determined it is the principal in all transactions.

Deferred Revenue

Deferred revenue consists of payments made in advance of services provided to customers.

Lease

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-02 Leases (Topic 842) (“ASU 2016-02”) which supersedes Topic 840, Leases. ASU 2016-02 applies to all entities that enter into leases. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months.

The Company adopted ASU 2016-02 during the year ended November 30, 2024. ASU 2016-02 contains certain practical expedients, which the Company has elected. The Company has elected to exempt all leases that qualify as short-term leases (leases not longer than 12 months).

F-8

The Company accounts for leases in accordance with ASC 842, Leases (“ASC 842”). At the inception or modification of a contract, the Company determines whether a lease exists and classifies its leases as an operating or finance lease at commencement. Right-of-use ("ROU") assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent their obligation to make lease payments arising from the lease. See Note 5 – Operating Lease.

As most of the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease.

The lease asset also reflects any prepaid rent, initial direct costs incurred and lease incentives received. The Company’s lease terms may include optional extension periods when it is reasonably certain that those options will be exercised.

Leases with an initial expected term of 12 months or less are not recorded in the Balance Sheet and the related lease expense is recognized on a straight-line basis over the lease term. For certain classes of underlying assets, the Company has elected to not separate fixed lease components from the fixed non-lease components.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share (“ASC 260”). ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

F-9

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company has adopted the provisions of ASC 740 since inception and has analyzed filing positions in each of the federal and state jurisdictions where the Company is required to file income tax returns, as well as open tax years in such jurisdictions. The Company has identified the U.S. federal jurisdiction, and the state of New York, as its “major” tax jurisdictions. As of May 31, 2025, 2024 tax year generally remain subject to examination by federal and state authorities.

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

New Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

Note 3 – Related Party Transactions

As of May 31, 2025, the sole director of the Company, Hongyan Yu advanced $10,000 to the Company for its operation use, and also paid $1,843 on behalf of the Company for its incorporation costs and other miscellaneous fees, which are unsecured and non-interest bearing and are repayable on demand. The amount is recorded in the current liabilities section of the balance sheet.

Note 4 – Equity

Common Shares

As of May 31, 2025, the Company is authorized to issue 500,000,000 shares of common stock with par value of $0.0001. All shares have equal voting rights, are non-assessable, and have one vote per share.

F-10

On September 23, 2024, the Company issued Hongyan Yu 6,000,000 shares of common stock of the Company at par value of $0.0001 per share for a total value of $600, for the incorporation cost paid by Hongyan Yu.

As of May 31, 2025 and 2024, the Company has 6,000,000 and 0 shares, respectively, of common stock issued and outstanding.

Note 5 – Operating Lease

In September 2024, the Company entered into an office lease for an office at B2, 6/F, Phase-2 Hang Fung Industrial Building 2G, Hok Yuen Street, Hung Hom, Kowloon, Hong Kong. The lease expired at the end of September 2025. Since the Company intends to maintain the lease for more than twelve months, the Company was required to classify such lease as operating lease in accordance with the provisions of ASC 842 - Leases. Therefore, the Company recognized operating lease liabilities with corresponding Right-Of-Use ("ROU") assets based on the present value of the minimum rental payments of such lease during the three months ended May 31, 2025.

The Company's lease agreements do not provide an implicit borrowing rate. Therefore, the Company used a benchmark approach to derive an appropriate incremental borrowing rate. The Company benchmarked itself against other companies of similar credit ratings and comparable credit quality and derived an incremental borrowing rate to discount each of its lease liabilities based on the remaining lease terms.

ROU assets at May 31, 2025 and 2024 were $2,993 and $0, respectively. Short-term and long-term operating lease liabilities were $2,993 and $0 at May 31, 2025, respectively. Short-term and long-term operating lease liabilities were $0 and $0 at May 31, 2024, respectively.

Quantitative information regarding the Company’s lease is as follows:

	For the Three Months Ended May 31, 2025	For the Three Months Ended May 31, 2024	For the Six Months Ended May 31, 2025	For the Six Months Ended May 31, 2024
Lease expenses
Operating lease expenses	$3,000	$–	$6,000	$–
Short-term lease expenses	–	–	–	–
Total lease cost	$3,000	$–	$6,000	$–
Other information
Cash paid for the amounts included in the measurement of lease liabilities for operating leases:
Operating cash flows	3,000	–	6,000	–
Weighted-average remaining lease term (in years):
Operating lease	0.25	–	0.25	–
Weighted-average discount rate:
Operating lease	3.0%	–	3.0%	–

Future minimum lease payments required under operating lease are as follows:

Twelve months ending May 31, 2026	$3,000
Total payments	$3,000

F-11

Note 6 – Income Tax

United States of America

The Company is registered in the State of Nevada and is subject to United States of America tax law. U.S. federal income tax rate is 21.0%.

The federal and state income tax provision (benefit) for the three and six months ended May 31, 2025 and 2024 are summarized as follows:

	For the Three Months Ended May 31, 2025	For the Three Months Ended May 31, 2024	For the Six Months Ended May 31, 2025	For the Six Months Ended May 31, 2024
Current:
Federal	$158	$–	$158	$–
State	–	–	–	–
Total current	158	–	158	–
Deferred
Federal	–	–	–	–
State	–	–	–	–
Total deferred	–	–	–	–
Income tax provision	$158	$–	$158	$–

The Company records a tax provision for the anticipated tax consequences of the reported results of operations. In accordance with ASC 740, the provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards.

Note 7 – Major Customers and Concentration of Credit Risk

For the three months ended May 31, 2025, one customer accounted for 100% of the Company’s total revenues. For the six months ended May 31, 2025, three customers accounted for 100% of the Company’s total revenues.

For the three and six months ended May 31, 2024, the Company had no revenues.

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, accounts receivable, amounts due from related parties and advances to suppliers. For the three and six months ended May 31, 2025 and 2024, none of the Company’s revenue was credit sales.

Note 8 – Commitments and Contingencies

The Company did not have any contractual commitments as of May 31, 2025 and 2024.

Note 9 – Subsequent Event

In accordance with ASC 855, Subsequent Events, (“ASC 855”), the Company has analyzed its operations subsequent to May 31, 2025 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-12

CYBRIATECH INC.

BALANCE SHEETS

	As of February 28, 2025 (Unaudited)	As of November 30, 2024

Assets
Current assets
Cash	$14,828	$9,863
Accounts Receivable	7,000	1,333
Rent Deposits	2,000	2,000
Total Current Assets	23,828	13,196

Non-current assets
Right-of-use assets - operating lease	5,963	8,911
Total Non-Current Assets	5,963	8,911
Total assets	$29,791	$22,107

Liabilities and Shareholders’ Equity
Liabilities
Current liabilities
Other Payables - Related Party	$11,843	$11,843
Accrued expenses	11,333	–
Lease liability - Current	5,963	8,911
Total Current Liabilities	$29,139	$20,754

Non-current liabilities	–	–
Total liabilities	$29,139	$20,754

Shareholders' Equity
Common stock, $0.0001 par value; 500,000,000 shares authorized; 6,000,000 shares issued and outstanding	$600	$600
Retained Earnings	52	753
Total Shareholders’ Equity	652	1,353

Total Liabilities and Shareholders’ Equity	$29,791	$22,107

The accompanying notes are an integral part of these financial statements.

F-13

CYBRIATECH INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months ended February 28, 2025	For the period from December 15, 2023 (inception) to February 29, 2024

Revenue, net	$15,667	$–
Cost of revenue	–	–
Gross profit	15,667	–

Operating Expenses
Advertising and marketing expenses	–	–
General and administrative expenses	16,368	1,233
Total operating expenses	16,368	1,233

Loss before income tax expenses	(701)	(1,233)

Income tax expense	–	–

Net loss	$(701)	$(1,233)

Other comprehensive loss	–	–

Comprehensive loss	$(701)	$(1,233)

Net loss per share-Basic and diluted	0.00	0.00

Weighted average number of common shares	6,000,000	–

The accompanying notes are an integral part of these financial statements.

F-14

CYBRIATECH INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Common Stock		Additional paid-in	Retained earnings (Accumulated	Total Stockholders’
	Shares	Amount	capital	Deficit)	Equity

Balance as of November 30, 2024	6,000,000	$600	$–	$753	$1,353

Issuance of shares	–	–	–	–	–
Net Income	–	–	–	(701)	(701)

Balance as of February 28, 2025	6,000,000	$600	$–	$52	$652

	Common Stock		Additional paid-in	Retained earnings (Accumulated	Total Stockholders’
	Shares	Amount	capital	Deficit)	Equity

Balance as of December 15, 2023 (inception)	–	$–	$–	$–	$–

Issuance of shares	–	–	–	–	–
Net Income	–	–	–	(1,233)	(1,233)

Balance as of February 29, 2024	–	$–	$–	$(1,233)	$(1,233)

The accompanying notes are an integral part of these financial statements.

F-15

CYBRIATECH INC.

STATEMENT OF CASH FLOWS

(UNAUDITED)

	For the Three Months ended February 28, 2025	For the period From December 15, 2023 (inception) to February 29, 2024
Cash Flows From Operating Activities
Net loss	$(701)	$(1,233)
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts Receivable	(5,667)	–
Accrued expenses	11,333	–
Net cash provided by/(used in) operating activities	$4,965	$(1,233)

Cash Flows From Financing Activities
Other Payables - Related Party	–	3,218
Net cash provided by/(used in) financing activities	$–	$3,218

Net change in cash	4,965	1,985
Cash, beginning of period	9,863	–
Cash, end of period	$14,828	$1,985

Supplemental cash flow information
Cash paid for interest expense	$–	$–
Cash paid for taxes	$–	$–

The accompanying notes are an integral part of these financial statements.

F-16

CYBRIATECH INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2025 AND

THE PERIOD FROM DECEMBER 15, 2023 (INCEPTION) TO FEBRUARY 29, 2024

(UNAUDITED)

Note 1 – Organization and Business Background

Cybriatech Inc., a Nevada corporation, (“the Company”) was incorporated under the laws of the State of Nevada on December 15, 2023. Cybriatech Inc. is headquartered in Hong Kong. The Company provides marketing consulting services to customers in Asia.

The Company’s executive office is located at B2, 6/F, Phase-2 Hang Fung Industrial Building 2G, Hok Yuen Street, Hung Hom, Kowloon, Hong Kong.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements for the Company for the three months ended February 28, 2025 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company has adopted November 30 as its fiscal year end.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the period reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

The Company’s accounts receivables arise from provision of services to customers. In general, the Company invoices for services rendered at the time the service is provided. In the event the Company does have accounts receivable, the Company will evaluate each reporting period to provide a reserve against accounts receivable for estimated losses that may result from a customer’s inability to pay based on customer-specific analysis and general matters such as current assessments of past due balances, economic conditions and forecasts, and historical credit loss activity. Amounts determined to be uncollectible will be charged or written-off.

F-17

Revenue Recognition

The Company has adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue from service related agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. Amounts that have been invoiced are recorded in accounts receivable and in either deferred revenue or revenue in the Company's financial statements, depending on whether the underlying performance obligation has been satisfied. Deferred revenue consists of payments made in advance of services provided to customers as defined within the contracts.

The Company provides marketing consulting services to businesses on a fixed-price basis. Revenue is recognized when services are provided over the period of service agreement. In certain instances, the Company also determines whether it acts as a principal or as an agent in a transaction. For services sourced through third-party exchanges, our accounting analysis for principal versus agent follows the two-step evaluation prescribed in ASC 606-10-55-36A to evaluate the nature of our promise and conclude whether we are the principal or agent:

1. Identify the specified good(s) or service(s) provided to the customer (i.e., distinct good(s) or service(s)); and

2. Determine if CybriaTech controls each specified good or service before that good or service is transferred to the customer.

Step 1 - Identify the specified good(s) or service(s)

ASC 606-10-55-36 indicates that an entity must determine whether it is a principal or an agent for each specified good or service promised to the customer. As noted in BC24 of ASU 2016-08, “The principal versus agent considerations relate to the application of Step 2 of the revenue recognition model—identify the performance obligations in the contract. Appropriately identifying the good or service to be provided is a critical step in appropriately identifying whether the nature of an entity’s promise is to act as a principal or an agent.”

In determining the specified goods or services provided to our customers, we considered the nature of our promise to customers, the customers’ perspectives and expectations, and our contract with customers. The contracts with customers specify that we will provide consulting services to the client for the purpose of marketing and advertising activities. The client will pay CybriaTech for the fees incurred on a fixed basis. There is an identified service provided to the customer.

Step 2 - Determine if Cybriatech controls each specified good or service

In accordance with ASC 606-10-55-37, an entity is a principal if it controls the specific good or service before that good or service is transferred to a customer. The guidance further states that an entity that is a principal may satisfy its performance obligation to provide the specified good or service itself or may engage another party to satisfy some or all of the performance obligation on its behalf.

In accordance with ASC 606-10-55-38 an entity is an agent if the entity’s performance obligation is to arrange for the provision of the specified good or service by another party. An entity that is an agent does not control the specified good or service provided by another party before that good or service is transferred to the customer. When (or as) an entity that is an agent satisfies a performance obligation, the entity recognizes revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified goods or services to be provided by the other party. An entity’s fee or commission might be the net amount of consideration that the entity retains after paying the other party the consideration received in exchange for the goods or services to be provided by that party.

F-18

ASC 606-10-55-39 sets forth the following indicators of an entity that controls the specified good or service before it is transferred to the customer and is therefore a principal:

a. The entity is primarily responsible for fulfilling the promise to provide the specified good or service. This typically includes responsibility for the acceptability of the specified good or service (for example, primary responsibility for the good or service meeting customer specifications).

Cybriatech is primarily responsible to the customer for projects and services related to market and advertising. Cybriatech contracts directly with the buyer and is viewed by the buyer as the sole party responsible for fulfilling the buyer’s request. No other party contracts with the buyer or is obligated to satisfy or fulfill the buyer’s request. Cybriatech considers this relationship critical in understanding the fulfillment obligations and expectations of the buyer.

b. The entity carries the risk before the specified good or service has been transferred to a customer or after the transfer of control to the customer.

Cybriatech holds the risk of the specified good or service prior to transfer to the customer.

c. The entity has discretion in establishing the price for the specified good or service.

Cybriatech is solely responsible for and has latitude to establish the prices charged to the customer.

The Company evaluated the guidance described in ASC 606-10-55-36 through 55-40 and determined it is the principal in these transactions. This requires significant judgement and is based on an assessment of the terms of customer arrangements in accordance with ASC 606. When the Company is the principal in a transaction, revenue is reported on a gross basis, whereas revenues as an agent are reported net of the revenue share. The Company has determined it is the principal in all transactions.

Deferred Revenue

Deferred revenue consists of payments made in advance of services provided to customers.

Lease

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-02 Leases (Topic 842) (“ASU 2016-02”) which supersedes Topic 840, Leases. ASU 2016-02 applies to all entities that enter into leases. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months.

The Company adopted ASU 2016-02 during the year ended November 30, 2024. ASU 2016-02 contains certain practical expedients, which the Company has elected. The Company has elected to exempt all leases that qualify as short-term leases (leases not longer than 12 months).

The Company accounts for leases in accordance with ASC 842, Leases (“ASC 842”). At the inception or modification of a contract, the Company determines whether a lease exists and classifies its leases as an operating or finance lease at commencement. Right-of-use ("ROU") assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent their obligation to make lease payments arising from the lease. See Note 5 – Operating Lease.

F-19

As most of the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease.

The lease asset also reflects any prepaid rent, initial direct costs incurred and lease incentives received. The Company’s lease terms may include optional extension periods when it is reasonably certain that those options will be exercised.

Leases with an initial expected term of 12 months or less are not recorded in the Balance Sheet and the related lease expense is recognized on a straight-line basis over the lease term. For certain classes of underlying assets, the Company has elected to not separate fixed lease components from the fixed non-lease components.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share (“ASC 260”). ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

F-20

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company has adopted the provisions of ASC 740 since inception and has analyzed filing positions in each of the federal and state jurisdictions where the Company is required to file income tax returns, as well as open tax years in such jurisdictions. The Company has identified the U.S. federal jurisdiction, and the state of New York, as its “major” tax jurisdictions. As of February 28, 2025, 2024 tax year generally remain subject to examination by federal and state authorities.

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

New Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

Note 3 – Related Party Transactions

As of February 28, 2025, the sole director of the Company, Hongyan Yu advanced $10,000 to the Company for its operation use, and also paid $1,843 on behalf of the Company for its incorporation costs and other miscellaneous fees, which are unsecured and non-interest bearing and are repayable on demand. The amount is recorded in the current liabilities section of the balance sheet.

F-21

Note 4 – Equity

Common Shares

As of February 28, 2025, the Company is authorized to issue 500,000,000 shares of common stock with par value of $0.0001. All shares have equal voting rights, are non-assessable, and have one vote per share.

On September 23, 2024, the Company issued Hongyan Yu 6,000,000 shares of common stock of the Company at par value of $0.0001 per share for a total value of $600, for the incorporation cost paid by Hongyan Yu.

As of February 28, 2025 and February 29, 2024, the Company has 6,000,000 and 0 shares, respectively, of common stock issued and outstanding.

Note 5 – Operating Lease

In September 2024, the Company entered into an office lease for an office at B2, 6/F, Phase-2 Hang Fung Industrial Building 2G, Hok Yuen Street, Hung Hom, Kowloon, Hong Kong. The lease expired at the end of September 2025. Since the Company intends to maintain the lease for more than twelve months, the Company was required to classify such lease as operating lease in accordance with the provisions of ASC 842 - Leases. Therefore, the Company recognized operating lease liabilities with corresponding Right-Of-Use ("ROU") assets based on the present value of the minimum rental payments of such lease during the three months ended February 28, 2025.

The Company's lease agreements do not provide an implicit borrowing rate. Therefore, the Company used a benchmark approach to derive an appropriate incremental borrowing rate. The Company benchmarked itself against other companies of similar credit ratings and comparable credit quality and derived an incremental borrowing rate to discount each of its lease liabilities based on the remaining lease terms.

ROU assets at February 28, 2025 and February 29, 2024 were $5,963 and $0, respectively. Short-term and long-term operating lease liabilities were $5,963 and $0 at February 28, 2025, respectively. Short-term and long-term operating lease liabilities were $0 and $0 at February 29, 2024, respectively.

Quantitative information regarding the Company’s lease is as follows:

	For the Three Months Ended February 28, 2025	For the period From December 15, 2023 (inception) to February 29, 2024
Lease expenses
Operating lease expenses	$3,000	$–
Short-term lease expenses	–
Total lease cost	$3,000
Other information
Cash paid for the amounts included in the measurement of lease liabilities for operating leases:
Operating cash flows	3,000	–
Weighted-average remaining lease term (in years):
Operating lease	0.50	–
Weighted-average discount rate:
Operating lease	3.0%	–

Future minimum lease payments required under operating lease are as follows:

Twelve months ending February 28, 2026	6,000
Total payments	$6,000

F-22

Note 6 – Income Tax

United States of America

The Company is registered in the State of Nevada and is subject to United States of America tax law. U.S. federal income tax rate is 21.0%.

The federal and state income tax provision (benefit) for the three months ended February 28, 2025 and for the period from December 15, 2023 to February 29, 2024 are summarized as follows:

	For the Three Months Ended February 28, 2025	From December 15, 2023 (inception) to February 29, 2024
Current:
Federal	$–	$–
State	–	–
Total current	–	–
Deferred
Federal	–	–
State	–	–
Total deferred	–	–
Income tax provision	$–	$–

The Company records a tax provision for the anticipated tax consequences of the reported results of operations. In accordance with ASC 740, the provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards.

Note 7 – Major Customers and Concentration of Credit Risk

For the three months ended February 28, 2025, two customers accounted for 100% of the Company’s total revenues.

For the period from December 15, 2023 (inception) to February 29, 2024, the Company had no revenues.

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, accounts receivable, amounts due from related parties and advances to suppliers. For the three months ended February 28, 2025 and for the period from December 15, 2023 (inception) to February 29, 2024, none of the Company’s revenue was credit sales.

F-23

Note 8 – Commitments and Contingencies

The Company did not have any contractual commitments as of February 28, 2025 and February 29, 2024.

Note 9 – Subsequent Event

In accordance with ASC 855, Subsequent Events, (“ASC 855”), the Company has analyzed its operations subsequent to February 28, 2025 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

Subsequent events were reviewed through June 10, 2025.

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cybriatech Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Cybriatech Inc. (the “Company”) as of November 30, 2024, and the related statements of operations, stockholders’ equity, and cash flows for the period from December 15, 2023 (Date of inception) to November 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2024, and the results of its operations and its cash flows for the period from December 15, 2023 (Date of inception) to November 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Simon & Edward, LLP

We have served as the Company’s auditor since 2024.

Los Angeles, CA

June 10, 2025

F-25

CYBRIATECH INC.

BALANCE SHEET

(AUDITED)

As of November 30, 2024

Assets
Current assets
Cash	$9,863
Accounts Receivable	1,333
Rent Deposits	2,000
Total Current Assets	13,196

Non-current assets
Right-of-use asset - operating lease	8,911
Total Non-current assets	8,911
Total assets	$22,107

Liabilities and Shareholders’ Equity
Liabilities
Current liabilities
Other Payables - Related Party	$11,843
Lease liability - Current	8,911
Total Current Liabilities	20,754

Non-current liabilities	–
Total liabilities	20,754

Shareholders' Equity
Common stock, $0.0001 par value; 500,000,000 shares authorized; 6,000,000 shares issued and outstanding	600
Retained Earnings	753
Total Shareholders’ Equity	1,353

Total Liabilities and Equity	$22,107

The accompanying notes are an integral part of these financial statements.

F-26

CYBRIATECH INC.

STATEMENT OF OPERATIONS

(AUDITED)

From December 15, 2023 (inception) to November 30, 2024

Revenue, net	$11,333
Cost of revenue	–
Gross profit	11,333

Operating Expenses
Advertising and marketing expenses	–
General and administrative expenses	10,580
Total operating expenses	10,580

Income before income tax expenses	753

Income tax expense	–

Net income	$753

Other comprehensive income	–

Comprehensive income	$753

Net income per share-Basic and diluted	0.00

Weighted average number of common shares	1,500,000

The accompanying notes are an integral part of these financial statements.

F-27

CYBRIATECH INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

(AUDITED)

	Common Stock		Additional paid-in	Retained earnings (Accumulated	Total Stockholders’
	Shares	Amount	capital	Deficit)	Equity

Balance as of December 15, 2023 (inception)	–	$–	$–	$–	$–

Issuance of shares	6,000,000	600	–	–	600
Net Income	–	–	–	753	753

Balance as of November 30, 2024	6,000,000	$600	$–	$753	$1,353

The accompanying notes are an integral part of these financial statements.

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CYBRIATECH INC.

STATEMENT OF CASH FLOWS

(AUDITED)

From December 15, 2023 (inception) to November 30, 2024
Cash Flows From Operating Activities
Net income	$753
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts Receivable	(1,333)
Rent Deposits	(2,000)
Net cash provided by/(used in) operating activities	$(2,580)

Cash Flow from Financing Activities
Proceeds from shareholders’ loans	24,443
Repayment to a former officer	(12,000)
Net cash provided by financing activities	$12,443

Net change in cash	9,863
Cash, beginning of period	–
Cash, end of period	$9,863

Supplemental cash flow information
Cash paid for interest expense	$–
Cash paid for taxes	$–

Non-Cash Financing Activities
Common stock was issued to settle the payable with a related party	$600

The accompanying notes are an integral part of these financial statements.

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CYBRIATECH INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM DECEMBER 15, 2023 (INCEPTION) TO NOVEMBER 30, 2024

Note 1 – Organization and Business Background

Cybriatech Inc., a Nevada corporation, (“the Company”) was incorporated under the laws of the State of Nevada on December 15, 2023. Cybriatech Inc. is headquartered in Hong Kong. The Company provides marketing consulting services to customers in Asia.

The Company’s executive office is located at B2, 6/F, Phase-2 Hang Fung Industrial Building 2G, Hok Yuen Street, Hung Hom, Kowloon, Hong Kong.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements for the Company for the period from December 15, 2023 (inception) to November 30, 2024 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company has adopted November 30 as its fiscal year end.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the period reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

The Company’s accounts receivables arise from provision of services to customers. In general, the Company invoices for services rendered at the time the service is provided. In the event the Company does have accounts receivable, the Company will evaluate each reporting period to provide a reserve against accounts receivable for estimated losses that may result from a customer’s inability to pay based on customer-specific analysis and general matters such as current assessments of past due balances, economic conditions and forecasts, and historical credit loss activity. Amounts determined to be uncollectible will be charged or written-off.

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Revenue Recognition

The Company has adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue from service related agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. Amounts that have been invoiced are recorded in accounts receivable and in either deferred revenue or revenue in the Company's financial statements, depending on whether the underlying performance obligation has been satisfied. Deferred revenue consists of payments made in advance of services provided to customers as defined within the contracts.

The Company provides marketing consulting services to businesses on a fixed-price basis. Revenue is recognized when services are provided over the period of service agreement. In certain instances, the Company also determines whether it acts as a principal or as an agent in a transaction. For services sourced through third-party exchanges, our accounting analysis for principal versus agent follows the two-step evaluation prescribed in ASC 606-10-55-36A to evaluate the nature of our promise and conclude whether we are the principal or agent:

1. Identify the specified good(s) or service(s) provided to the customer (i.e., distinct good(s) or service(s)); and

2. Determine if CybriaTech controls each specified good or service before that good or service is transferred to the customer.

Step 1 - Identify the specified good(s) or service(s)

ASC 606-10-55-36 indicates that an entity must determine whether it is a principal or an agent for each specified good or service promised to the customer. As noted in BC24 of ASU 2016-08, “The principal versus agent considerations relate to the application of Step 2 of the revenue recognition model—identify the performance obligations in the contract. Appropriately identifying the good or service to be provided is a critical step in appropriately identifying whether the nature of an entity’s promise is to act as a principal or an agent.”

In determining the specified goods or services provided to our customers, we considered the nature of our promise to customers, the customers’ perspectives and expectations, and our contract with customers. The contracts with customers specify that we will provide consulting services to the client for the purpose of marketing and advertising activities. The client will pay CybriaTech for the fees incurred on a fixed basis. There is an identified service provided to the customer.

Step 2 - Determine if Cybriatech controls each specified good or service

In accordance with ASC 606-10-55-37, an entity is a principal if it controls the specific good or service before that good or service is transferred to a customer. The guidance further states that an entity that is a principal may satisfy its performance obligation to provide the specified good or service itself or may engage another party to satisfy some or all of the performance obligation on its behalf.

In accordance with ASC 606-10-55-38 an entity is an agent if the entity’s performance obligation is to arrange for the provision of the specified good or service by another party. An entity that is an agent does not control the specified good or service provided by another party before that good or service is transferred to the customer. When (or as) an entity that is an agent satisfies a performance obligation, the entity recognizes revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified goods or services to be provided by the other party. An entity’s fee or commission might be the net amount of consideration that the entity retains after paying the other party the consideration received in exchange for the goods or services to be provided by that party.

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ASC 606-10-55-39 sets forth the following indicators of an entity that controls the specified good or service before it is transferred to the customer and is therefore a principal:

a. The entity is primarily responsible for fulfilling the promise to provide the specified good or service. This typically includes responsibility for the acceptability of the specified good or service (for example, primary responsibility for the good or service meeting customer specifications).

Cybriatech is primarily responsible to the customer for projects and services related to market and advertising. Cybriatech contracts directly with the buyer and is viewed by the buyer as the sole party responsible for fulfilling the buyer’s request. No other party contracts with the buyer or is obligated to satisfy or fulfill the buyer’s request. Cybriatech considers this relationship critical in understanding the fulfillment obligations and expectations of the buyer.

b. The entity carries the risk before the specified good or service has been transferred to a customer or after the transfer of control to the customer.

Cybriatech holds the risk of the specified good or service prior to transfer to the customer.

c. The entity has discretion in establishing the price for the specified good or service.

Cybriatech is solely responsible for and has latitude to establish the prices charged to the customer.

The Company evaluated the guidance described in ASC 606-10-55-36 through 55-40 and determined it is the principal in these transactions. This requires significant judgement and is based on an assessment of the terms of customer arrangements in accordance with ASC 606. When the Company is the principal in a transaction, revenue is reported on a gross basis, whereas revenues as an agent are reported net of the revenue share. The Company has determined it is the principal in all transactions.

Deferred Revenue

Deferred revenue consists of payments made in advance of services provided to customers.

Lease

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-02 Leases (Topic 842) (“ASU 2016-02”) which supersedes Topic 840, Leases. ASU 2016-02 applies to all entities that enter into leases. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months.

The Company adopted ASU 2016-02 during the year ended November 30, 2024. ASU 2016-02 contains certain practical expedients, which the Company has elected. The Company has elected to exempt all leases that qualify as short-term leases (leases not longer than 12 months).

The Company accounts for leases in accordance with ASC 842, Leases (“ASC 842”). At the inception or modification of a contract, the Company determines whether a lease exists and classifies its leases as an operating or finance lease at commencement. Right-of-use ("ROU") assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent their obligation to make lease payments arising from the lease. See Note 5 – Operating Lease.

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As most of the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease.

The lease asset also reflects any prepaid rent, initial direct costs incurred and lease incentives received. The Company’s lease terms may include optional extension periods when it is reasonably certain that those options will be exercised.

Leases with an initial expected term of 12 months or less are not recorded in the Balance Sheet and the related lease expense is recognized on a straight-line basis over the lease term. For certain classes of underlying assets, the Company has elected to not separate fixed lease components from the fixed non-lease components.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share (“ASC 260”). ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

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Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company has adopted the provisions of ASC 740 since inception and has analyzed filing positions in each of the federal and state jurisdictions where the Company is required to file income tax returns, as well as open tax years in such jurisdictions. The Company has identified the U.S. federal jurisdiction, and the state of New York, as its “major” tax jurisdictions. As of November 30, 2024, 2024 tax year generally remain subject to examination by federal and state authorities.

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

New Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

Note 3 – Related Party Transactions

As of November 30, 2024, the sole director of the Company, Hongyan Yu advanced $10,000 to the Company for its operation use, and also paid $1,843 on behalf of the Company for its incorporation costs and other miscellaneous fees, which are unsecured and non-interest bearing and are repayable on demand. The amount is recorded in the current liabilities section of the balance sheet.

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Note 4 – Equity

Common Shares

As of November 30, 2024, the Company is authorized to issue 500,000,000 shares of common stock with par value of $0.0001. All shares have equal voting rights, are non-assessable, and have one vote per share.

On September 23, 2024, the Company issued Hongyan Yu 6,000,000 shares of common stock of the Company at par value of $0.0001 per share for a total value of $600, for the incorporation cost paid by Hongyan Yu.

As of November 30, 2024, the Company has 6,000,000 shares of common stock issued and outstanding.

Note 5 – Operating Lease

In September 2024, the Company entered into an office lease for an office at B2, 6/F, Phase-2 Hang Fung Industrial Building 2G, Hok Yuen Street, Hung Hom, Kowloon, Hong Kong. The lease expired at the end of September 2025. Since the Company intends to maintain the lease for more than twelve months, the Company was required to classify such lease as operating lease in accordance with the provisions of ASC 842 - Leases. Therefore, the Company recognized operating lease liabilities with corresponding Right-Of-Use ("ROU") assets based on the present value of the minimum rental payments of such lease during the year ended November 30, 2024.

The Company's lease agreements do not provide an implicit borrowing rate. Therefore, the Company used a benchmark approach to derive an appropriate incremental borrowing rate. The Company benchmarked itself against other companies of similar credit ratings and comparable credit quality and derived an incremental borrowing rate to discount each of its lease liabilities based on the remaining lease terms.

ROU assets at November 30, 2024 were $8,911. Short-term and long-term operating lease liabilities were $8,911 and $0 at November 30, 2024, respectively.

Quantitative information regarding the Company’s lease is as follows:

For the Year Ended November 30, 2024
Lease expenses
Operating lease expenses	$3,000
Other information
Cash paid for the amounts included in the measurement of lease liabilities for operating leases:
Operating cash flows	3,000
Weighted-average remaining lease term (in years):
Operating lease	0.75
Weighted-average discount rate:
Operating lease	3.0%

Future minimum lease payments required under operating lease are as follows:

Twelve months ending November 30, 2025	$9,000
Total payments	$9,000

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Note 6 – Income Tax

United States of America

The Company is registered in the State of Nevada and is subject to United States of America tax law. U.S. federal income tax rate is 21.0%.

The federal and state income tax provision (benefit) for the period from December 15, 2023 to November 30, 2024 are summarized as follows:

From December 15, 2023 (inception) to November 30, 2024
Current:
Federal	$–
State	–
Total current	–
Deferred
Federal	–
State	–
Total deferred	–
Income tax provision	$–

The Company records a tax provision for the anticipated tax consequences of the reported results of operations. In accordance with ASC 740, the provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards.

Note 7 – Major Customers and Concentration of Credit Risk

For the period from December 15, 2023 (inception) to November 30, 2024, one customer accounted for 100% of the Company’s total revenues.

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, accounts receivable, amounts due from related parties and advances to suppliers. For the period from December 15, 2023 (inception) to November 30, 2024, none of the Company’s revenue was credit sales.

Note 8 – Commitments and Contingencies

The Company did not have any contractual commitments as of November 30, 2024.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$30
Accounting fees and expenses	1,500
Legal Fees, Auditor Fees and Expenses	14,000
Edgar filing, printing and engraving fees	2,500
Total	$18,030

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF OFFICER AND DIRECTOR

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by his in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officer and director incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director(s), officer(s) or person(s) controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Company has sold the following securities that were not registered under the Securities Act of 1933, as amended.

On September 23, 2024, the Company issued 6,000,000 shares of common stock to Hongyan Yu at par value of $0.0001 per share for a consideration of $600.

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EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1*	Articles of Incorporation
3.2*	Certificate of Amendment to Articles of Incorporation
3.3*	By-laws
5.1*	Legal Opinion Letter
8.1*	Opinion of Guangdong Shenmou Law Firm regarding certain PRC legal matters
10.1*	Marketing Consulting Services Agreement, dated November 26, 2024
10.2*	Services Agreement, dated May 2, 2025
23.1**	Consent of Independent Accounting Firm
99.1*	Sample Subscription Agreement
107*	Calculation of Filing Fee Tables

* Previously filed

** Filed herewith

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director and officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director and officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director and officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Hong Kong, China on September 16, 2025.

Cybriatech Inc.

By: /s/ Hongyan Yu

Name: Hongyan Yu

Title: Chief Executive Officer, President, Secretary, Treasurer, and Director

Date: September 16, 2025

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hongyan Yu	Chief Executive Officer, President, Secretary, Treasurer, and Director	September 16, 2025
Hongyan Yu	(Principal Executive, Financial and Accounting Officer)

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